INDIVIDUAL VARIABLE AND FIXED ANNUITY APPLICATION (04/16)

Perspective II® (VA620) • Perspective L Series℠ (VA610)

JACKSON®
NATIONAL LIFE INSURANCE COMPANY
Home Office: Lansing, Michigan
www.jackson.com

First Class Mail: P.O. Box 30314
Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

Customer Care: 800-873-5654
Bank or Financial Institution Customer Care: 800-777-7779
Fax: 800-943-6761
Hours: 8:00 a.m. to 8:00 p.m. ET
Email: contactus@jackson.com

Linking/BIN/Brokerage Acct. Number (if applicable) ☐

Jackson® pre-assigned Contract Number (if applicable) ☐

- **PLEASE PRINT CLEARLY**
- Please see the Good Order Checklist for additional requirements.

Primary Owner

Sex ☐ Male ☐ Female

U.S. Citizen ☐ Yes ☐ No

Type of Ownership: ☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

Social Security Number ______ or Tax ID Number ______

Phone Number (include area code) ______

First Name ______ Middle Name ______ Last Name ______ Date of Birth (mm/dd/yyyy) ______

Non-Natural Owner/Entity Name (if applicable) ______

Email Address (print clearly) ______

Physical Address Line 1 (No P.O. Boxes) ______ Line 2 ______

City ______ State ______ ZIP ______

Mailing Address Line 1 ______ Line 2 ______

City ______ State ______ ZIP ______

Joint Owner

Social Security Number ______

Sex ☐ Male ☐ Female

U.S. Citizen ☐ Yes ☐ No

Phone Number (include area code) ______

First Name ______ Middle Name ______ Last Name ______

Email Address (print clearly) ______ Relationship to Owner ______ Date of Birth (mm/dd/yyyy) ______

Physical Address Line 1 (No P.O. Boxes) ______ Line 2 ______

City ______ State ______ ZIP ______

ICC14 VDA 123 04/15

Page 1 of 10

V3573 04/16

LONG-TERM SMART®

Primary Annuitant

- Complete this section if different than Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Owner.

Social Security Number

Sex ☐ Male ☐ Female

U.S. Citizen ☐ Yes ☐ No

Phone Number (include area code)

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy)

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP

Joint/Contingent Annuitant

- Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner.
- Contingent Annuitant **must** be Annuitant's spouse. Available only on a Qualified plan custodial account when electing a Joint GMWB.

☐ No Joint Annuitant

☐ Contingent Annuitant

Social Security Number

Sex ☐ Male ☐ Female

U.S. Citizen ☐ Yes ☐ No

Phone Number (include area code)

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy)

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP | Relationship to Owner

Beneficiary(ies)

! It is required for Good Order that the Death Benefit Percentage be whole numbers and **must** total 100% for each beneficiary type.
If Percentage of Death Benefit is left blank, all beneficiaries will receive equal shares.

- Please use form X3041 for additional beneficiaries.

☐ Primary

Percentage of Death Benefit ____ %

Social Security/Tax ID Number

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy)

Non-Natural Entity Name | Relationship to Owner

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP | Phone Number (include area code)

☐ Primary ☐ Contingent

Percentage of Death Benefit ____ %

Social Security/Tax ID Number

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy)

Non-Natural Entity Name | Relationship to Owner

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP | Phone Number (include area code)

ICC14 VDA 123 04/15 Page 2 of 10 **V3573 04/16**

LONG-TERM SMART

Annuity Product Selection

! It is required for Good Order that you select one product.

- ☐ **Perspective II Variable and Fixed Annuity (VA620)**
- ☐ **Perspective L Series Variable and Fixed Annuity (VA610)**

Premium Payment

Select method of payment and note approximate amount:

Check $ ______ Wire $ ______

External Transfer $ ______ Internal Transfer $ ______

Annuity Type

☐ IRA - Traditional* ☐ Non-Tax Qualified ☐ Roth IRA* ☐ SEP ☐ 403(b) TSA

☐ Stretch IRA ☐ Non-Qualified Stretch ☐ Roth Conversion Other: ______

*Tax Contribution Years and Amounts:

Year: ______ $ ______ Year: ______ $ ______

Statement Regarding Existing Policies or Annuity Contracts

! It is required for Good Order that this entire section be completed. COMPLETE X0512 "REPLACEMENT OF LIFE INSURANCE OR ANNUITIES" WHERE REQUIRED (**must** be dated on or before the Application Sign Date to be in Good Order).

I (We) certify that with regard to Jackson National Life Insurance Company® (Jackson) or any other company: (Please select one)

☐ I (We) **do not have** existing life insurance policies or annuity contracts.

☐ I (We) **do have** existing life insurance policies or annuity contracts.

Notice to Producer/Representative: If the Applicant does have existing life insurance policies or annuity contracts you must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations apply) and return the notice, signed by both the Producer/Representative and Applicant, with the Application.

Are you replacing an existing life insurance policy or annuity contract? ☐ **Yes** ☐ **No**

Transfer Information

Please check the appropriate box(es) under the "Transfer Type" and "Client Initiated" headings. **Jackson will only request the funds if the "Client Initiated" section is left blank or checked "No."**

- One account number per box. Please also submit form X3783 for external transfers.

Transfer Type	Client Initiated	Company releasing funds	Account number	Anticipated date of receipt	Anticipated transfer amount
☐ Full ☐ Partial	☐ Yes ☐ No				$
☐ Full ☐ Partial	☐ Yes ☐ No				$

Non-Qualified Plan Types: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plan Types: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy)

______

If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract.

ICC14 VDA 123 04/15 Page 3 of 10 **V3573 04/16**

LONG-TERM SMART

Systematic Investment (periodic premium reallocation programs)

- Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section will participate in Automatic Rebalancing.
- Other Systematic Investment Options may be available. Please see Systematic Investment form (V2375).

Please read the Important Information related to Systematic Investments in the Notice to Applicant section on page 9.

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy): ______________ **OR** ☐ Immediately after issue.

Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson will default the start date and all subsequent transfer dates to the 28th.

%	Special Dollar Cost Averaging (DCA+) ($15,000 contract minimum)
	6-month (030)
	12-month (032)

If DCA+ allocation is 100%, use the Premium Allocation section below to allocate your Designated Option(s).

If DCA+ allocation is less than 100%, use Systematic Investment Form (V2375) to allocate your Designated Option(s).

If selected, the total number of elections in the Premium Allocation section may not exceed 98.

Premium Allocation

Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

Total number of allocation selections may not exceed 99.

%	Traditional Investments – Equity Investments
	JNL® Multi-Manager Small Cap Growth (116)
	JNL Multi-Manager Small Cap Value (208)
	JNL/American Funds® Blue Chip Income and Growth (339)
	JNL/American Funds Global Small Capitalization (341)
	JNL/American Funds Growth-Income (342)
	JNL/BlackRock Large Cap Select Growth (102)
	JNL/Capital Guardian Global Balanced (150)
	JNL/DFA U.S. Core Equity (115)
	JNL/Franklin Templeton Founding Strategy (062)
	JNL/Franklin Templeton Global Growth (069)
	JNL/Franklin Templeton Income (075)
	JNL/Franklin Templeton Mutual Shares (064)
	JNL/Goldman Sachs Mid Cap Value (207)
	JNL/Invesco Mid Cap Value (132)

%	Traditional Investments – Equity Investments (cont. from previous column)
	JNL/Invesco Small Cap Growth (195)
	JNL/JPMorgan MidCap Growth (101)
	JNL/Mellon Capital Dow℠ Index (145)
	JNL/Mellon Capital S&P® 400 MidCap Index (124)
	JNL/Mellon Capital S&P 500® Index (123)
	JNL/Mellon Capital Small Cap Index (128)
	JNL/Morgan Stanley Mid Cap Growth (360)
	JNL/PPM America Mid Cap Value (293)
	JNL/PPM America Small Cap Value (294)
	JNL/PPM America Value Equity (106)
	JNL/T. Rowe Price Established Growth (111)
	JNL/T. Rowe Price Mid-Cap Growth (112)
	JNL/T. Rowe Price Value (149)
	JNL/WMC Balanced (104)
	JNL/WMC Value (179)

%	Traditional Investments – International
	JNL/American Funds International (343)
	JNL/American Funds New World (344)
	JNL/Causeway International Value Select (126)
	JNL/Franklin Templeton International Small Cap Growth (250)
	JNL/Invesco China-India (273)
	JNL/Invesco International Growth (113)
	JNL/Mellon Capital Emerging Markets Index (349)
	JNL/Mellon Capital International Index (129)
	JNL/Oppenheimer Global Growth (173)

PREMIUM ALLOCATIONS CONTINUED ON PAGE 5.

ICC14 VDA 123 04/15 Page 4 of 10 **V3573 04/16**

LONG-TERM SMART

Premium Allocation (Cont. from page 4)

Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

Total number of allocation selections may not exceed 99.

- **NOTE:** The Contract permits Jackson, without advance notice (state variations may apply), to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

%	Traditional Investments – Sector
	JNL/Mellon Capital Consumer Brands Sector (185)
	JNL/Mellon Capital Financial Sector (189)
	JNL/Mellon Capital Healthcare Sector (188)
	JNL/Mellon Capital Oil & Gas Sector (190)
	JNL/Mellon Capital Technology Sector (187)

%	Traditional Investments – Specialty
	JNL/Mellon Capital 10 x 10 (243)
	JNL/Mellon Capital European 30 (299)
	JNL/Mellon Capital Global 30 (183)
	JNL/Mellon Capital Index 5 (242)
	JNL/Mellon Capital JNL 5 (224)
	JNL/Mellon Capital Nasdaq® 100 (222)
	JNL/Mellon Capital Pacific Rim 30 (298)
	JNL/Mellon Capital S&P 24 (074)
	JNL/Mellon Capital S&P SMid 60 (248)
	JNL/S&P 4 (292)
	JNL/S&P Competitive Advantage (274)
	JNL/S&P Dividend Income & Growth (278)
	JNL/S&P Intrinsic Value (279)
	JNL/S&P Total Yield (280)
	JNL/S&P Mid 3 (363)

%	Traditional Investments – Fixed Income
	JNL/American Funds Global Bond (340)
	JNL/Crescent High Income (660)
	JNL/DoubleLine® Total Return (636)
	JNL/Franklin Templeton Global Multisector Bond (348)
	JNL/Goldman Sachs Core Plus Bond (110)
	JNL/JPMorgan U.S. Government & Quality Bond (109)
	JNL/Mellon Capital Bond Index (133)
	JNL/Neuberger Berman Strategic Income (361)
	JNL/PIMCO Credit Income (604)
	JNL/PIMCO Real Return (078)
	JNL/PIMCO Total Return Bond (127)
	JNL/PPM America Floating Rate Income (346)
	JNL/PPM America High Yield Bond (136)
	JNL/PPM America Total Return (662)
	JNL/T. Rowe Price Short-Term Bond (076)
	JNL/WMC Money Market (107)

%	Alternative Investments
	JNL/BlackRock Natural Resources (066)
	JNL/Brookfield Global Infrastructure and MLP (347)
	JNL/Goldman Sachs U.S. Equity Flex (068)
	JNL/Invesco Global Real Estate (206)

%	Tactically Managed Strategies
	JNL/BlackRock Global Allocation (345)
	JNL/FPA + DoubleLine Flexible Allocation (305)

%	Asset Allocation
	JNL Disciplined Moderate (070)
	JNL Disciplined Moderate Growth (071)
	JNL Disciplined Growth (072)
	JNL Institutional Alt 20 (301)
	JNL Institutional Alt 35 (302)
	JNL Institutional Alt 50 (303)
	JNL/American Funds Balanced Allocation (357)
	JNL/American Funds Growth Allocation (358)
	JNL/S&P Managed Conservative (227)
	JNL/S&P Managed Moderate (226)
	JNL/S&P Managed Moderate Growth (117)
	JNL/S&P Managed Growth (118)
	JNL/S&P Managed Aggressive Growth (119)

%	Fixed Account Options
	1-Year (041)
	3-Year (043)
	5-Year (045)
	7-Year (047)

ICC14 VDA 123 04/15 Page 5 of 10 **V3573 04/16**

LONG-TERM SMART

Optional Guaranteed Minimum Withdrawal Benefits

May select only **one** For Life GMWB or GMWB.

- All optional benefits may not be available in all states and once selected cannot be changed.
- **Optional GMWB Benefits: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the Owner(s) or Covered Lives.

LifeGuard Freedom Flex® [1]

For Life GMWB with Annual Step-Up (Ages 35-80)

! **Must** select both a Bonus and Income Stream Level for Good Order.

Bonus%: AND **Income Stream℠ Level (GAWA%)[2]:**

- ☐ 5%
- ☐ 6%
- ☐ 7%

- ☐ Level 1
- ☐ Level 2
- ☐ Level 3
- ☐ Level 4
- ☐ Level 5

LifeGuard Freedom Flex w/ Joint Option [1,3,4,5]

Joint For Life GMWB with Annual Step-Up (Ages 35-80)

! **Must** select both a Bonus and Income Stream Level for Good Order.

Bonus%: AND **Income Stream Level (GAWA%)[2]:**

- ☐ 5%
- ☐ 6%
- ☐ 7%

- ☐ Level 1
- ☐ Level 2
- ☐ Level 3

LifeGuard Freedom Flex DB [1,6]

For Life GMWB with 6% Bonus, Annual Step-Up, and Death Benefit (Ages 35-72)

Income Stream Level (GAWA%)[2]: (**Must** select one)

☐ Level 1 ☐ Level 3 ☐ Level 5

☐ Level 2 ☐ Level 4

LifeGuard Freedom 6 Net® [1]

For Life GMWB with Bonus, Annual Step-Up, and Earnings-Sensitive Withdrawal Amount (Ages 35-80)

Income Stream Level (GAWA%)[2]: (**Must** select one)

☐ Level 1 ☐ Level 3 ☐ Level 5

☐ Level 2 ☐ Level 4

LifeGuard Freedom 6 Net w/ Joint Option [1,3,4,5]

Joint For Life GMWB with Bonus, Annual Step-Up, and Earnings-Sensitive Withdrawal Amount (Ages 35-80)

Income Stream Level (GAWA%)[2]: (**Must** select one)

☐ Level 1 ☐ Level 3

☐ Level 2

☐ **MarketGuard Stretch® [7]**
GMWB (Ages 0-80)

☐ **AutoGuard® 5 [1]**
5% GMWB with Annual Step-Up (Ages 0-80)

[1] May not be selected on beneficiary Stretches or Non-Qualified Stretches.
[2] Availability of the Income Stream Levels (Guaranteed Annual Withdrawal Amount percentage (GAWA%) table options) are subject to change. Please consult your representative for availability. Varying charges apply.
[3] For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required. Please ensure the Joint Owner section on page 1 (including the "Relationship to Owner" box) is properly completed.
[4] For Qualified plans, excluding custodial accounts, 100% primary spousal beneficiary designation is required. Please ensure the Primary Beneficiary section on page 2 (including the "Relationship to Owner" box) is properly completed.
[5] For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant.
[6] May not be selected in combination with an Optional Death Benefit on page 7.
[7] May only be selected on beneficiary Stretches and Non-Qualified Stretches. May not be selected in combination with an Optional Death Benefit or EarningsMax® on page 7.

Optional Benefits are continued on page 7.

ICC14 VDA 123 04/15 Page 6 of 10 **V3573 04/16**

LONG-TERM SMART

- All optional benefits may not be available in all states and once selected cannot be changed.
- **Optional Death Benefits and Other Optional Benefits: Additional charges will apply. Please see the prospectus for details.**
- If no Optional Death Benefit is selected your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details.
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

Optional Death Benefits

Guaranteed Minimum Death Benefit

May select only **one** GMDB.

3% Roll-Up Death Benefit[1] (2% if the owner is age 70 or older on the date of issue) (Ages 0-79)

- ☐ With Highest Quarterly Anniversary Value Death Benefit
- ☐ Without Highest Quarterly Anniversary Value Death Benefit

4% Roll-Up Death Benefit[1] (3% if the owner is age 70 or older on the date of issue) (Ages 0-79)

- ☐ With Highest Quarterly Anniversary Value Death Benefit
- ☐ Without Highest Quarterly Anniversary Value Death Benefit

5% Roll-Up Death Benefit[1] (4% if the owner is age 70 or older on the date of issue) (Ages 0-79)

- ☐ With Highest Quarterly Anniversary Value Death Benefit
- ☐ Without Highest Quarterly Anniversary Value Death Benefit

☐ **Highest Quarterly Anniversary Value Death Benefit**[1] (Ages 0-79)

[1] May not be selected on beneficiary Stretches, Non-Qualified Stretches or in combination with LifeGuard Freedom Flex DB or MarketGuard Stretch on page 6.

Other Optional Benefits

Withdrawal Options

Withdrawal Options are not available on Perspective L Series.

☐ **20% Free Withdrawal Benefit** (Ages 0-90)

☐ **5-Year Withdrawal Charge Schedule** (Ages 0-85)

Earnings Protection Benefit

☐ **EarningsMax**[1] (Ages 0-75)

[1] May not be selected on beneficiary Stretches, Non-Qualified Stretches or in combination with MarketGuard Stretch on page 6.

ICC14 VDA 123 04/15 Page 7 of 10 V3573 04/16

LONG-TERM SMART

Telephone/Electronic Transfer Authorization

- If no election is made, Jackson will default to "No."
- This authorization is not extended to Authorized Callers.

By checking "Yes," I (we) authorize Jackson to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between investment options via telephone, internet, or other electronic medium from me (us) and my (our) Producer/Representative, subject to Jackson's administrative procedures.

Do you consent to Telephone/Electronic Transfer Authorization? ☐ **Yes** ☐ **No**

I (We) release Jackson, its affiliates, subsidiaries, and agents from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) understand and agree that Jackson reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us).

Authorized Caller

- This authorization is not extended to Telephone/ Electronic Transfer Authorization.

If you want to authorize an individual other than your Producer/Representative to receive Contract information via telephone, please list that individual's information here.

First Name	Middle Name	Last Name

Social Security Number	Date of Birth (mm/dd/yyyy)

Electronic Delivery Authorization

- If no election is made, Jackson will default to "No."
- **Selection of "ALL DOCUMENTS" excludes quarterly statements.**
- Please provide one email address and print clearly.
- If you authorize E-delivery but do not provide an email address or the address is illegible, E-delivery will not be initiated.

Do you consent to Electronic Delivery of Documents? ☐ **Yes** ☐ **No**

GO GREEN. IT'S ONLY NATURAL.

Check the box(es) next to the types of documents you wish to receive electronically. If Electronic Delivery is authorized, but no document type is selected, the selection will default to "All Documents."

☐ **ALL DOCUMENTS** ☐ Prospectuses and prospectus supplements ☐ Annual and Semi-Annual reports

☐ Periodic and immediate confirmation statements ☐ Other Contract-related correspondence

My email address is: ____________________

I (We) will notify the company of any new email address.

This consent will continue until revoked and will cover delivery to you in the form of an email or by notice to you of a document's availability on Jackson's website. Please contact the appropriate Jackson Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson. Please make certain you have given Jackson a current email address. Also let Jackson know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any documents or communications in paper form.

ICC14 VDA 123 04/15 Page 8 of 10 **V3573 04/16**

Client Acknowledgments Page 9 of 10 V3573 04/16 LONG-TERM SMART ICC14 VDA 123 04/15 Notice to Applicant 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 5. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 6. The Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be redetermined each Redetermination Date. The redetermined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. 9. I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. 10. I (We) understand that Jackson issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial representative. Applicant(s) please note: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency Important Information related to Systematic Investments: Systematic Investing does not ensure a profit or protect against loss in a declining market. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. If Rebalancing is selected in combination with either Special Dollar Cost Averaging (DCA+) or a required Directed Transfer, the Premium transferred to the DCA+ or Directed Transfer Designated Options will be reallocated at the selected rebalancing frequency to maintain the selected DCA+ or Directed Transfer Designated Option allocation percentages. Any allocation change requests received after the contract has been issued must specify if the requested change applies to DCA+, Directed Transfer and/or rebalancing allocations. Special Dollar Cost Averaging (DCA+) transfers Premium allocated to a DCA+ fixed account option over a 6- or 12-month period, into the selected Designated Option(s). DCA+ provides an automatic monthly transfer to the selected Designated Option(s) so the entire amount invested in this program, plus earnings, will be transferred by the end of the DCA+ term selected. Funds waiting to be transferred will earn interest at the rate of the 1-Year Fixed Account Option unless a promotional interest rate applies. Please see the prospectus for additional information related to Systematic Investment options.

LONG-TERM SMART

Client Signatures

! It is required for Good Order that all applicable parties to the Contract sign here.

Owner's Signature | Date Signed (mm/dd/yyyy) | State where signed

Owner's Title (required if owned by an Entity)

Joint Owner's Signature | Date Signed (mm/dd/yyyy)

Annuitant's Signature (if other than Owner) | Date Signed (mm/dd/yyyy) | State where signed

Joint Annuitant's Signature (if other than Joint Owner) | Date Signed (mm/dd/yyyy)

Producer/Representative Acknowledgments

! Complete this certification regarding sales material section only if:

- Your client has other existing policies or annuity contracts

AND

- Will be either terminating any of those existing policies or using the funds from existing policies to fund this new Contract.

I certify that:

☐ I did not use sales material(s) during the presentation of this Jackson product to the applicant.

☐ I used only Jackson-approved sales material(s) during the presentation of this Jackson product to the applicant. In addition, copies of all approved sales material(s) used during the presentation were left with the applicant.

By signing this form, I certify that:

1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have fully explained the Contract to the client, including Contract restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
3. The Producer/Representative's Certification Regarding Sales Material has been answered correctly.
4. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensure that this replacement (if applicable) is consistent with that position.
5. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief.
6. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
7. I have complied with requirements for disclosures and/or replacements as necessary.

- **Program Options Note:** Contact your home office for program information. If no option is indicated, the designated default will be used.

Jackson Prod./Rep. No. | Producer/Representative # 1 Signature | Date Signed (mm/dd/yyyy)

First Name | Middle Name | Last Name

Email Address (print clearly) | Business Phone Number (include area code) | Extension

Program Options ☐ A ☐ B ☐ C ☐ D ☐ E | Percentage %

If more than one Producer/Representative is participating in a Program Option on this case, please provide the additional Producer/Representative names, Jackson Producer/Representative numbers and percentages for each (producers # 1-3 totaling 100%).

- If Percentage is left blank, all Producer/Reps will receive equal shares.

Producer/Representative Name # 2 | Jackson Producer/Representative No. | Percentage %

Producer/Representative Name # 3 | Jackson Producer/Representative No. | Percentage %

ICC14 VDA 123 04/15 Page 10 of 10 **V3573 04/16**